EXHIBIT 23.2


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No.'s 33-22990, 33-38210, 33-51588, 33-61624 of J
Net Enterprises, Inc., formerly Jackpot Enterprises, Inc. on Form S-3 and Registration Statement No.'s 2-83273, 2-98984, 33-27288, 33-38209 and 33-86078 of Jackpot Enterprises, Inc.
on Form S-8 of our report dated September 25, 2000, appearing in this Annual Report on Form 10-K of J Net Enterprises, Inc. formerly known as Jackpot Enterprises, Inc. for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP
Las Vegas, Nevada
September 25, 2002